Exhibit 10.1
INCREASE JOINDER AGREEMENT
     THIS INCREASE JOINDER AGREEMENT is entered into as of June ___, 2007 (this “Agreement"), by and among [NAME OF REVOLVING LENDER] (the “Revolving Lender"), KENDLE INTERNATIONAL INC., an Ohio corporation (“Borrower"), and UBS AG, STAMFORD BRANCH (“UBS”), as Administrative Agent.
RECITALS:
     WHEREAS, reference is hereby made to the Credit Agreement, dated as of August 16, 2006 (as amended by that certain First Amendment dated as of December 11, 2006, as further amended by that certain Second Amendment dated as of March 30, 2007 and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement’’; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, UBS SECURITIES LLC, as sole lead arranger and sole bookrunner, UBS LOAN FINANCE LLC, as swingline lender, UBS, as issuing bank, as administrative agent for the Lenders and as collateral agent for the Secured Parties, JPMORGAN CHASE BANK, N.A., as syndication agent, and KEYBANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION and NATIONAL CITY BANK, as co-documentation agents; and
     WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may increase the existing Revolving Commitments by entering into one or more Increase Joinders with Revolving Lenders.
     NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
     The Revolving Lender party hereto hereby agrees to commit to provide its [new] [increased] Revolving Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:
     The Revolving Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iii) appoints and authorizes Administrative Agent, Collateral Agent, Syndication Agent and Co-Documentation Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent, Collateral Agent, Syndication Agent and Co-Documentation Agents, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto.
     The Revolving Lender hereby agrees to make its [new] [increased] Revolving Commitment on the following terms and conditions:

1.	Terms. The terms and provisions of the [new] [increased] Revolving Commitments and Revolving Loans shall be identical to the Revolving Commitments and Revolving Loans.
2.	Credit Agreement Governs. [New] [Increased] Revolving Commitments and Revolving Loans made thereunder shall be subject to the provisions of the Credit Agreement and the other Loan Documents.

3.	Borrower’s Certifications. By executing this Agreement, Borrower hereby certifies that:
i.	Each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date;

ii.	Borrower and each other Loan Party is in compliance in all material respects with all the terms and provisions set forth in the Credit Agreement and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to the [new] [increased] Revolving Commitment, no Default has occurred and is continuing; and
iii.	neither Borrower nor any Subsidiary is consummating a Permitted Acquisition on the Increase Effective Date, Borrower will not make any additional borrowings on the Increase Effective Date and as of the date of the most recent financial statements delivered pursuant to Section 5.01(a) or (b), Borrower is in compliance with each of the covenants set forth in Section 6.10 and the Total Leverage Ratio is at least 0.25:1.0 lower than the applicable Total Leverage Ratio required at such time pursuant to Section 6.10(a), as evidenced by the calculations set forth on the attached Officers’ Certificate.
4.	Borrower Covenants. By its execution of this Agreement, Borrower hereby covenants that it shall make any payments required pursuant to Section 2.13 of the Credit Agreement in connection with any adjustment of Revolving Loans pursuant to Section 2.19(d) of the Credit Agreement.
5.	Additional Condition Precedent. In addition to the conditions set forth in Section 2.19 of the Credit Agreement, the [new] [increased] Revolving Commitment of the Revolving Lender shall not be effective until consummation of a Convertible Debt Issuance by Borrower and the corresponding repayment of the Term Loans pursuant to Section 2.10(d) of the Credit Agreement. The Increase Effective Date shall be the date of consummation of such Convertible Debt Issuance and such corresponding repayment of the Term Loans; provided, that if such Convertible Debt Issuance has not been consummated prior to the date that is 90 days from the date hereof, the [new] [increased] Revolving Commitment of the Revolving Lender shall terminate on such 90th day unless otherwise agreed in writing by the Revolving Lender.

6.	Eligible Assignee. By its execution of this Agreement, the Revolving Lender represents and warrants that it is an Eligible Assignee.
7.	Notice. For purposes of the Credit Agreement, the initial notice address of the Revolving Lender shall be as set forth below its signature below.
8.	Recordation of the [New] [Increased] Revolving Commitments. Upon the Increase Effective Date, Administrative Agent will record the [new] [increased] Revolving Commitments made by the Revolving Lender in the Register.
9.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.
10.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
11.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
12.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
13.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Increase Joinder Agreement as of the date first above written.

[NAME OF REVOLVING LENDER]

By:

Name:

Title:

Notice Address:

[Address]

Telephone:
Facsimile:

KENDLE INTERNATIONAL INC.

By:

Name:

Title:

Consented to by:

UBS AG, STAMFORD BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A
TO INCREASE JOINDER AGREEMENT

Amount of [New] [Increased] Revolving
Name of Lender	Commitment
$